Exhibit 99.(4)(b)(ii)

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

320 PARK AVENUE NEW YORK NY 10022-6839 • 212 224 1600

(hereafter called the “Company”)

ENDORSEMENT

Effective as of the Date of Issue of this contract or January 1, 2002 if later, the following changes are made to this contract:

1.             The second paragraph on the cover page of the contract entitled “Right to Examine Contract” is deleted and the following material is substituted in lieu thereof:

RIGHT TO EXAMINE CONTRACT. This contract will be cancelled as of the Date of Issue if it is returned to the Company within 10 days after it is received by you. This contract may be returned for cancellation by delivering or mailing it to the Company at its Home Office or to any agent of the Company.

If this contract is cancelled, the Company will refund to you an amount equal to: (a) all contributions made by you that were allocated to the Interest Accumulation Account, with no deductions; plus (b) the value on the date of surrender of all contributions made by you that were allocated to any investment Account associated with an Investment Fund of the Separate Account.

If this contract is cancelled, the Company will refund to your employer an amount equal to: (a) all contributions made on your behalf by your employer that were allocated to the Interest Accumulation Account, with no deductions; plus (b) the value on the date of surrender of all contributions made on your behalf by your employer that were allocated to any Investment Account associated with an Investment Fund of the Separate Account. For the purpose of these provisions, the date of surrender will be the date this contract is delivered or mailed to the Company for cancellation.

2.              The third paragraph of the cover page of the contract is deleted and the following paragraph is substituted in lieu thereof:

This contract is issued in consideration of the application for this contract and payment of the first contribution. This contract will take effect on the Effective Date shown below.

3.             The paragraph entitled “Annuity Commencement Date” in Section 2 of the contract is deleted and the following paragraph is substituted in lieu thereof:

ANNUITY COMMENCEMENT DATE

Your Annuity Commencement Date is the first day as of which you begin to receive annuity payments under this contract. Except as provided below, you may choose the first day of any calendar month as your Annuity Commencement Date by notifying the Company in writing at its Home Office at least 30 days in advance. However, you may not choose an Annuity Commencement Date earlier than the latest of the following dates:

•                  the first day of the calendar month in which you attain age 55;

•                  the 30th day following the day that you terminate employment with every employer that contributes to this contract on your behalf under a simplified employee pension (herein called a “SEP”) pursuant to Code Section 408(k); or

•                  the 30th day following the day that the last employer contribution made on your behalf under such a SEP is received by the Company at its Home Office.

4.             The provision entitled “Distributions” in Section 2 of the contract is deleted and the following material is substituted in lieu thereof:

DISTRIBUTIONS

All payments, withdrawals and distributions under this contract will be made in accordance with the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code, the applicable IRS Regulations thereunder, and any subsequent pronouncements. The following rules apply for purposes of determining required minimum distributions for Distribution Calendar Years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 Distribution Calendar Year if you or your beneficiary so elect in accordance with applicable law. The Company assumes no responsibility for determining whether any method of payment selected under this contract complies with the applicable Treasury Regulations or other requirements.

A.           RETIREMENT BENEFIT. Except as otherwise provided, the Accumulation Value of this contract will be distributed to you under a method of payment elected by you and permitted by the contract. However, the method of payment that you elect must comply with the following provisions:

1)            DISTRIBUTION CALENDAR YEARS. You must receive a distribution for the calendar year in which you attain age 70-1/2 and for each subsequent calendar year up to the year of your death.

2)           REQUIRED PAYMENT DATES. The payment required for your first Distribution Calendar Year must be distributed to you no later than your Required Beginning Date. The required payment for each subsequent calendar year, up to the calendar year in which you die, must be distributed no later than December 31 of that year.

3)            ANNUAL WITHDRAWALS. For any Distribution Calendar Year beginning before your Annuity Commencement Date (except your first Distribution Calendar Year, if your annuity payments commence on or before your Required Beginning Date), the amount distributed must be no less than the quotient obtained by dividing the Accumulation Value of the contract as of the last day of the preceding calendar year (adjusted in accordance with Q&As 6, 7 and 8 of IRS Regulations Section 1.408-8) by the distribution period in (a) or (b) below, whichever is applicable:

(a)        If your spouse is your sole beneficiary, and he or she is more than ten years younger than you, the distribution period is the greater of (I) the number determined in accordance with (b) below, or (II) the number in the Joint and Last Survivor Table in Q&A 3 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your age and your spouse’s age as of your birthdays in the calendar year for which the distribution is paid.

(b)       In all other cases, the distribution period is the number in the Uniform Lifetime Table in Q&A 2 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your age as of your birthday in the calendar year for which the distribution is paid.

However, the amount that you are required to receive from this contract will be reduced by any amount distributed to you from another individual retirement arrangement in accordance with Q&A 9 of IRS Regulations Section 1.408-8.

4)            ANNUITY PAYMENTS. For any Distribution Calendar Year beginning on or after your Annuity Commencement Date (and for your first Distribution Calendar Year, if your annuity payments commence on or before your Required Beginning Date), you will receive payments in accordance with the annuity option that you elect under Section 10 of this contract. The annuity option that you elect must satisfy all of the following conditions:

(a)        Your annuity option must provide for equal (or substantially equal) periodic payments that are either nonincreasing or increase only as permitted by Q&As 1 and 4 of IRS Regulations Section 1.401(a)(9)-6T.

(b)       Your periodic payments must be distributed at intervals of no longer than one year.

(c)        Your annuity option must distribute the Accumulation Value of this contract to you over (I) your life, or (II) the lives of you and your beneficiary, or (III) your life expectancy, or (IV) the joint life expectancies of you and your beneficiary. For this purpose, life expectancy may not exceed the maximum period permitted by IRS Regulations Section 1.401(a)(9)-6T (including the incidental benefit requirements of Q&A 2 of that Section).

B.          DEATH BENEFIT AFTER ANNUITY COMMENCEMENT DATE. If you die on or after your Annuity Commencement Date, your beneficiary will be entitled to whatever death benefit is provided by the annuity option that is in effect when you die.

C.          DEATH BENEFIT BEFORE ANNUITY COMMENCEMENT DATE BUT AFTER REQUIRED BEGINNING DATE. If you die before your Annuity Commencement Date, but on or after your Required Beginning Date, a death benefit equal to the Accumulation Value of this contract will become payable to your beneficiary upon receipt of due proof of your death. Except as provided below, your beneficiary may elect to receive this death benefit under any method of payment permitted by this contract. However, the chosen method of payment must comply with the following provisions unless your surviving spouse is your sole beneficiary and he or she makes (or is deemed to make) the election described in (E) below:

1)           DISTRIBUTION CALENDAR YEARS. Your beneficiary must receive a distribution for the calendar year immediately following the calendar year in which you died, and for each subsequent calendar year.

2)           REQUIRED PAYMENT DATES. The payment required for each Distribution Calendar Year must be distributed to your beneficiary no later than December 31 of that year.

3)                 ANNUAL WITHDRAWALS. For any Distribution Calendar Year beginning before your beneficiary’s Annuity Commencement Date (except your beneficiary’s first Distribution Calendar Year, if your beneficiary’s annuity payments commence on or before his or her first Required Payment Date), the amount distributed must be no less than the quotient obtained by dividing the Accumulation Value of the contract as of the last day of the preceding calendar year (adjusted in accordance with Q&As 6, 7 and 8 of IRS Regulations Section 1.408-8) by the distribution period in (a) or (b) below, whichever is longer:

(a)       Your remaining life expectancy for that Distribution Calendar Year. Your remaining life expectancy for any Distribution Calendar Year is the number in the Single Life Table in Q&A I of IRS Regulations Section 1.401(a)(9)-9 corresponding to your age as of your birthday in the calendar year in which you died, reduced by one for each calendar year since the calendar year in which you died.

(b)      Your beneficiary’s life expectancy for that Distribution Calendar Year, determined under (I), (II) or (III) below, whichever is applicable:

I.              If your sole beneficiary is your surviving spouse, your spouse’s life expectancy for each Distribution Calendar Year beginning on or before your spouse’s death is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your spouse’s age as of his or her birthday in that Distribution Calendar Year.

II.          If your sole beneficiary is your surviving spouse, your spouse’s remaining life expectancy for each Distribution Calendar Year beginning after your spouse’s death is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your spouse’s age as of his or her birthday in the calendar year in which he or she died, reduced by one for each calendar year since the calendar year in which your spouse died.

III.      In all other cases, your beneficiary’s life expectancy for any Distribution Calendar Year is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your beneficiary’s age as of his or her birthday in the calendar year immediately following the calendar year in which you died, reduced by one for each calendar year since the calendar year immediately following the calendar year in which you died.

However, the amount that your beneficiary is required to receive from this contract will be reduced by any amount distributed to him or her from another individual retirement arrangement in accordance with Q&A 9 of IRS Regulations Section 1.408-8.

4)                 ANNUITY PAYMENTS. For any Distribution Calendar Year beginning on or after your beneficiary’s Annuity Commencement Date (and for your beneficiary’s first Distribution Calendar Year, if your beneficiary’s annuity payments commence on or before his or her first Required Payment Date), your beneficiary will receive payments in accordance with the annuity option that he or she elects under Section 10 of this contract. The annuity option that your beneficiary elects must satisfy all of the following conditions:

(a)       The annuity option must provide for equal (or substantially equal) periodic payments that are either nonincreasing or increase only as permitted by Q&As 1 and 4 of IRS Regulations Section 1.401(a)(9)-6T.

(b)      These periodic payments must be distributed at intervals of no longer than one year.

(c)       The annuity option must distribute the Accumulation Value of this contract to your beneficiary over (I) your beneficiary’s life, or (II) your beneficiary’s life expectancy, or (III) your remaining life expectancy. For this purpose, life expectancy may not exceed the maximum period permitted by IRS Regulations Section 1.401(a)(9)-6T.

D.         DEATH BENEFIT BEFORE ANNUITY COMMENCEMENT DATE AND BEFORE REQUIRED BEGINNING DATE. If you die before your Annuity Commencement Date, and before your Required Beginning Date, a death benefit equal to the Accumulation Value of this contract will become payable to your beneficiary upon receipt of due proof of your death. Except as provided below, your beneficiary may elect to receive this death benefit under any method of payment permitted by this contract. However, the chosen method of payment must distribute the Accumulation Value of this contract at least as. rapidly as the payment schedule in (1) or (2) below (whichever is slower) unless your surviving spouse is your sole beneficiary and he or she makes (or is deemed to make) the election described in (E) below.

1)                 FIVE YEAR RULE. Except as provided below, the entire Accumulation Value of this contract must be distributed no later than the Required Payment Date indicated in (a) or (b) below, whichever is applicable:

(a)       December 31 of the calendar year that contains the fifth anniversary of your surviving spouse’s death, if your spouse is your sole beneficiary and your spouse dies before he or she begins to receive the death benefit in accordance with this paragraph (D).

(b)      December 31 of the calendar year that contains the fifth anniversary of your death, in all other cases.

However, the amount that the beneficiary is required to receive from this contract will be reduced by any amount distributed to him or her from another individual retirement arrangement in accordance with Q&A 9 of IRS Regulations Section 1.408-8.

2)                 LIFETIME PAYMENT’S RULE.  Except as provided below, the entire Accumulation Value of this contract must be distributed in accordance with the following provisions:

(a)       DISTRIBUTION CALENDAR YEARS.  The beneficiary must receive a distribution for his or her first Distribution Calendar Year (as determined below) and for each subsequent calendar year.

I.              If your sole beneficiary is your surviving spouse, your spouse’s first Distribution Calendar Year is the later of (i) the calendar year immediately following the calendar year in which you died, or (ii) the calendar year in which you would have attained age 70-1/2.

II.          If your sole beneficiary is your surviving spouse, and your spouse dies before he or she begins to receive the death benefit in accordance with this paragraph (D), your spouse’s beneficiary’s first Distribution Calendar Year is the later of: (i) the calendar year immediately following the calendar year in which your spouse died, or (ii) the calendar year in which your spouse would have attained age 70-1/2.

III.      In all other cases, your beneficiary’s first Distribution Calendar Year is the calendar year immediately following the calendar year in which you died.

(b)      REQUIRED PAYMENT DATES.  The payment required for each Distribution Calendar Year must be distributed to the beneficiary no later than December 31 of that year.

(c)       ANNUAL WITHDRAWALS.  For any Distribution Calendar Year beginning before the beneficiary’s Annuity Commencement Date (except the beneficiary’s first Distribution Calendar Year, if the beneficiary’s annuity payments commence on or before his or her first Required Payment Date), the amount distributed must be no less than the quotient obtained by dividing the Accumulation Value of the contract as of the last day of the preceding calendar year (adjusted in accordance with Q&As 6, 7 and 8 of IRS Regulations Section 1.408-8) by the distribution period in (I), (II) or (III) below, whichever is applicable:

I.              Except as provided in (II) below, if your sole beneficiary is your surviving spouse, the distribution period is your spouse’s life expectancy for that Distribution Calendar Year. Your spouse’s life expectancy for each Distribution Calendar Year beginning on or before your spouse’s death is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your spouse’s age as of his or her birthday in that Distribution Calendar Year. Your spouse’s remaining life expectancy for each Distribution Calendar Year beginning after your spouse’s death is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your spouse’s age as of his or her birthday in the calendar year in which he or she died, reduced by one for each calendar year since the calendar year in which your spouse died.

II.          If your sole beneficiary is your surviving spouse, and your spouse dies before he or she begins to receive the death benefit in accordance with this paragraph (D), the distribution period is your spouse’s beneficiary’s life expectancy for that Distribution Calendar Year. Your spouse’s beneficiary’s life expectancy for any Distribution Calendar Year is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your spouse’s beneficiary’s age as of his or her birthday in the calendar year immediately following the calendar year in which your spouse died, reduced by one for each calendar year since the calendar year immediately following the calendar year in which your spouse died.

III.      In all other cases, your beneficiary’s life expectancy for any Distribution Calendar Year is the number in the Single Life Table in Q&A 1 of IRS Regulations Section 1.401(a)(9)-9 corresponding to your beneficiary’s age as of his or her birthday in the calendar year immediately following the calendar year in which you died, reduced by one for each calendar year since the calendar year immediately following the calendar year in which you died.

However, the amount that the beneficiary is required to receive from this contract will be reduced by any amount distributed to him or her from another individual retirement arrangement in accordance with Q&A 9 of IRS Regulations Section 1.408-8.

(d)      ANNUITY PAYMENTS. For any Distribution Calendar Year beginning on or after the beneficiary’s Annuity Commencement Date (and for the beneficiary’s first Distribution Calendar Year, if the beneficiary’s annuity payments commence on or before his or her first Required Payment Date), the beneficiary will receive payments in accordance with the annuity option that he or she elects under Section 10 of this contract. The annuity option that the beneficiary elects must satisfy all of the following conditions:

I.              The annuity option must provide for equal (or substantially equal) periodic payments that are either nonincreasing or increase only as permitted by Q&As 1 and 4 of IRS Regulations Section 1.401(a)(9)-6T.

II.          These periodic payments must be distributed at intervals of no longer than one year.

III.      The annuity option must distribute the Accumulation Value of this contract to the beneficiary over (i) the beneficiary’s life or (ii) the beneficiary’s life expectancy. For this purpose, life expectancy may not exceed the maximum period permitted by IRS Regulations Section 1.401(a)(9)-6T.

E.           SPOUSE’S ELECTION. If you die before the entire Accumulation Value of this contract is distributed, and your sole beneficiary is your surviving spouse, your spouse may elect to treat this contract as his or her own Individual Retirement Annuity Contract. Your spouse will be deemed to have made this election if any amounts are contributed to this contract by or on behalf of your spouse, or if he or she fails to take distributions in accordance with (C) or (D) above.

F.           REPORTS. The Company shall furnish such annual reports concerning required minimum distributions as the Commissioner of Internal Revenue may require.

5                     Section 3 of the contract entitled “Contributions” is deleted and the following section is substituted in lieu thereof:

CONTRIBUTIONS

Any of the following amounts may be contributed under this contract:

•               deductible contributions pursuant to Section 219(b) of the Internal Revenue Code (herein called the “Code”);

•               nondeductible contributions pursuant to Code Section 408(o);

•               spousal contributions (both deductible and nondeductible) made on your behalf pursuant to Code Section 219(c);

•               rollover contributions from another individual retirement arrangement pursuant to Code Section 408(d)(3), a qualified retirement plan pursuant to Code Section 402(c) or 402(e)(6), a qualified annuity arrangement pursuant to Code Section 403(a)(4), a tax-deferred annuity arrangement pursuant to Code Section 403(b)(8) or (10), or a governmental eligible deferred compensation plan pursuant to Code Section 457(e)(16);

•               any amount transferred on your behalf from another individual retirement arrangement maintained pursuant to Code Section 408; and

•               employer contributions made on your behalf under a simplified employee pension (herein called a “SEP”) pursuant to Code Section 408(k).

However, contributions made by you or on your behalf under a SIMPLE IRA plan described in Code Section 408(p) may not be made to this contract. Nor may you rollover or transfer any funds to this contract from a SIMPLE IRA plan described in Code Section 408(p) prior to the expiration of the 2-year period beginning on the date that you first participated in that SIMPLE IRA.

All contributions pursuant to this contract must be made in cash to the Company’s Home Office. Any person who makes a contribution is entitled to an official receipt.

The first contribution pursuant to this contract must be made on or before the Effective Date shown on Page 1 to place the contract in force. Thereafter, contributions may be made at any time, except as provided below:

•               No contributions may be made by you or on your behalf on or after your Annuity Commencement Date.

•               No deductible contributions under Code Section 219(b) or nondeductible contributions under Code Section 408(o), or spousal contributions under Code Section 219(c), may be made by you or on your behalf for the taxable year in which you attain age 70-1/2 or any subsequent taxable year.

Except as provided below, there is no limit to the amount that may be contributed by you or on your behalf pursuant to this contract:

•               The total amount that your employer may contribute on your behalf for any taxable year under a SEP pursuant to Code Section 408(k) may not exceed the maximum amount permitted under Code Section 408(j).

•               The total amount that may be contributed by you or on your behalf for any taxable year pursuant to Code Section 219(b) (as deductible contributions), Code Section 408(o) (as nondeductible contributions) and Code Section 219(c) (as spousal contributions) may not exceed the lesser of (i) your dollar limit indicated below, or (ii) any other applicable limit imposed by the Code. Except as provided below, your dollar limit shall be:

For taxable years beginning in 2002, 2003 or 2004, $3,000;

For taxable years beginning in 2005, 2006 and 2007, $4,000; and

For taxable years beginning in 2008 or later, $5,000.

The dollar limit for taxable years beginning after 2008 will be adjusted for cost of living increases in multiples of $500 by the Secretary of the Treasury in accordance with Code Section 219(b)(5)(C).

However, the dollar limit will be increased by $500 for your taxable year beginning in 2002, 2003, 2004 or 2005, and by $1,000 for each taxable year beginning in 2006 or later, if you have attained age 50 by the close of that year.

The Company assumes no responsibility for determining whether the amounts contributed under this contract comply with any applicable contribution limits or requirements.

6.                  The “Claims of Creditors” provision in Section 12 of the contract is changed to read:

Claims of Creditors

This contract is issued for the exclusive benefit of you and your beneficiaries. To the extent permitted by law, your interest in this contract is nonforfeitable and no payment by the Company will be subject to:

(a) the claims of any creditors;

(b) alienation;

(c) attachment;

(d) garnishment;

(e) levy (other than a Federal tax levy in accordance with Section 6331 of the Internal Revenue Code);

(f) execution; or

(g) other legal process.

Also, no payment will be subject to any legal process to enforce such claim.

/s/ Kevin Brady
Vice President